UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2011

A5 LABORATORIES INC.
(Exact name of registrant as specified in its charter)

Nevada	333-138927	20-5277531
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

10300 Chemin de la Cote-De-Liesse Lachine, Quebec H8T 1A3
(Address of principal executive offices)

(514) 420-0333
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.01             Changes in Registrant’s Certifying Accountant.

(a) Resignation of Independent Registered Public Accounting Firm

On January 10, 2011, the board of directors of A5 Laboratories Inc. (the “Company”) accepted the resignation of Saturna Group Chartered Accountants, LLP (“Saturna”), as the Company’s independent registered public accounting firm.

Saturna never audited the Company’s financial statements and did not review any interim reports. During the period of retainment, there were no disagreements with Saturna on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

The Company has provided a copy of the above disclosures to Saturna and requested Saturna to provide it with a letter addressed to the U.S. Securities and Exchange Commission stating whether or not Saturna agrees with the above disclosures. A copy of Saturna’s letter, dated January 13, 2011, confirming its agreement with the disclosures in this Item 4.01 is attached as Exhibit 16.1 to this Form 8-K.

(b) New Independent Registered Public Accounting Firm

On January 10, 2011, the board of directors of the Company approved the engagement of Berman & Co., P.A., Certified Public Accountants, Boca Raton, Florida (“Berman”), as the Company’s new independent registered public accounting firm.

During the recent fiscal year ended September 30, 2010, and the subsequent interim period prior to the engagement of Berman, the Company has not consulted Berman regarding (i) the application of accounting principles to any specified transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on the Company’s financial statements, or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(v)) or a reportable event (as defined in Item 304(a)(1)(v)).

Item 9.01             Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

16.1	Letter of Saturna Group Chartered Accountants, LLP, dated January 13, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 13, 2011

A5 LABORATORIES INC.

/s/ Richard Azani
Richard Azani
Chief Executive Officer